Exhibit 5.1

Expro Ltd c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	D +1 345 815 1855
E james.bergstrom@ogier.com

Reference: 516946.00002

17 April 2026

Expro Ltd (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), (including its exhibits, the Registration Statement) relating to the registration with the Commission under the Act of up to 116,390,263 ordinary shares of US$0.0001 each in the capital of the Company (the Ordinary Shares) pursuant to the Registration Statement and the Merger Agreement (as defined in Schedule 1 and, together with the Registration Statement, the Documents).

It is noted that prior to the issuance of the Ordinary Shares, the Company will effect a share capital restructuring pursuant to which the authorised share capital of the Company will be amended, through a series of steps:

from USD50,000 divided into 5,000,000 Ordinary shares of USD0.01 par value each;

to US$30,000 divided into 250,000,000 ordinary shares of US$0.0001 par value each and 50,000,000 preferred shares of US$0.0001 par value each,

(the Capital Restructuring).

It is noted that prior to the issuance of the Ordinary Shares and the consummation of the transactions contemplated by the Merger Agreement:

(i)	the Capital Restructuring will need to: (i) have been approved by the sole shareholder of the Company, and (ii) have become effective from a Cayman Islands perspective;

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

Expro Ltd

17 April 2026

(ii)	the A&R M&A will need to: (i) have been adopted by way of special resolution of the sole shareholder of the Company, and (ii) have become effective from a Cayman Islands perspective;

(iii)	the issuance of the Ordinary Shares will need to have been approved by the passing of resolutions of the director(s) of the Company;

(iv)	the listing of the Company on the NYSE, and such other matters relating to the listing of the Company (and the registration of the Ordinary Shares) on the NYSE as may be considered necessary or appropriate following advice from legal counsels in all relevant jurisdictions, will have been approved by the passing of resolutions of the director(s) of the Company; and

(v)	the Merger Agreement will need to (i) have been validly executed and delivered by the parties thereto, (ii) have been filed with the Registrar of Companies for the Cayman Islands, and (iii) have become effective in accordance with the terms thereof and from a Cayman Islands perspective,

(together, the Transaction Approvals).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement. Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

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17 April 2026

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	Subject to the Company having obtained or procured all of the Transaction Approvals, the Company will have all requisite power under the A&R M&A to issue the Ordinary Shares as contemplated by the Documents.

Corporate authorisation

(c)	Subject to the Company having obtained or procured all of the Transaction Approvals, the Company will have taken all requisite corporate action to authorise the issuance of the Ordinary Shares as contemplated by the Documents.

Shares

(d)	The Ordinary Shares to be issued by the Company as contemplated by the Documents, when issued by the Company upon:

(i)	the Company having obtained or procured all of the Transaction Approvals;

(ii)	payment in full of the consideration as set out in the Documents, in accordance with the terms set out in the Documents and in accordance with both the Existing M&A and the A&R M&A; and

(iii)	the entry of those Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, the Ordinary Shares are only issued when they have been entered into the register of members of the Company.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents, the Existing M&A or the A&R M&A to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

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(b)	as to whether any approvals, filings, registrations, notifications, declarations, consents or other authorisations are or were required under the constitutional documents of Expro Luxembourg S.A. and the laws of Luxembourg in connection with (i) the Documents, (ii) effecting the transactions contemplated by the Documents, or (iii) the approval of the issuance of the Ordinary Shares as contemplated by the Resolutions (as defined in Schedule 1);

(c)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(d)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

Expro Ltd

17 April 2026

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 13 March 2026 issued by the Registrar (the Certificate of Incorporation).

2	The memorandum of association and articles of association of the Company filed with the Registrar on 13 March 2026 (together, the Existing M&A).

3	The form of amended and restated memorandum and articles of association of the Company set out in Exhibit 3.2 to the Registration Statement (the A&R M&A).

4	A Certificate of Good Standing dated 17 April 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate) having attached to it a copy of the written resolutions of the directors of the Company passed on 17 April 2026 (together, the Resolutions).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 17 April 2026 (the Register of Writs).

7	The Registration Statement.

8	The form of plan of merger between the Company and Expro Luxembourg S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg set out in Exhibit 2.1 to the Registration Statement (the Merger Agreement).

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17 April 2026

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the Existing M&A, the A&R M&A, the Good Standing Certificate, the Resolutions and the Director’s Certificate is accurate and complete as at the date of this opinion. Without limiting the foregoing, all corporate authorisations in force on the date hereof in respect of the Company will remain in full force and effect on the date of the issuance of the Ordinary Shares.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us.

6	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Ordinary Shares are issued.

7	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Ordinary Shares.

8	Prior to giving effect to the transactions contemplated by the Merger Agreement (the Transactions), including the issuance of the Ordinary Shares: (i) the Registration Statement (including all necessary post-effective amendments), will have become effective under the Act; (ii) all statutory documents necessary to give effect to such Transactions will have been executed, delivered, and filed with the applicable governmental authorities (including, where applicable, the Registrar) and all required fees and other amounts will have been paid; and (iii) all other necessary action will have been taken under all applicable laws (other than the laws of the Cayman Islands) to authorise, approve and permit the Transactions, and any and all consents, approvals and authorisations from applicable governmental and regulatory authorities required to authorise and permit the Transactions will have been obtained (including, for the avoidance of doubt, the Transaction Approvals).

Status, authorisation and execution

9	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

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10	Each Document and the performance of the obligations of each party thereto has been duly authorised, executed and unconditionally delivered, as applicable, by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

11	In authorising the execution and delivery of each Document by the Company, the exercise of the Company's rights and performance of its obligations under the Documents and the issuance of the Ordinary Shares, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

12	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Enforceability

13	Once executed, the Merger Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the jurisdiction specified in such Document to be the governing law of that Document (its Proper Law) and all other relevant laws. Further, the express choice in the Merger Agreement of its Proper Law as the governing law of such Document was made in good faith and is a valid and binding selection under such Proper Law and all other relevant laws (other than the laws of the Cayman Islands).

14	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

15	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

16	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) of the Cayman Islands (the Companies Act).

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17 April 2026

Share issuance

17	The issued shares of the Company have been issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid, and the Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

18	The A&R M&A will be adopted by the Company in accordance with the Existing M&A prior to the date that any Ordinary Shares are issued by the Company.

Authorisations

19	Neither the transactions contemplated by the Merger Agreement nor the issuance of any Ordinary Shares will be effected until the Transaction Approvals have been obtained or procured by the Company.

20	No Ordinary Shares will be issued unless and until all required NYSE approvals and shareholder approvals required by the rules and regulations of NYSE (if any) and the laws of the Cayman Islands (including with respect to the transactions by the Documents) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

Register of Writs

21	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Expro Ltd

17 April 2026

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

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(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets, as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.